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                                                                    EXHIBIT 10.7

                     PROCUREMENT AND TRAFFICKING AGREEMENT

Company: LookSmart
Address: 600 Townsend Street
     San Francisco, CA 94103

Web Site URL: www.looksmart.com

     This Agreement when executed by the above named company ("Company"), and DoubleClick Inc. ("DoubleClick"), will constitute a valid and binding agreement between Company and DoubleClick according to the specific terms and conditions set forth below and those terms and conditions set forth in the Standard Terms and Conditions (a copy of which is attached as Exhibit A). All terms not otherwise defined below shall be as defined in the Standard Terms and Conditions.

I.   DESCRIPTION OF SERVICES
     -----------------------

     A. DoubleClick agrees to link Pages mutually agreed upon between Company and DoubleClick to the Service and through such Service, DoubleClick shall deliver Advertisers' Advertising to users accessing Pages. DoubleClick agrees to provide the Service to certain Advertisers specified and selected by Company ("Strategic Advertisers") as part of a "key account" program and other Advertisers procured by DoubleClick. Company agrees that it shall consult with DoubleClick with respect to its selection of Strategic Advertisers, provided that Company's decision with respect to its selection of Strategic Advertisers shall be final. DoubleClick shall afford Company all the benefits and privileges associated with entities having "Premium" web sites linked to the Service, which benefits and privileges shall include, but are not limited to, the following: the establishment by Company of a "key account" program which will consist of a defined number of Strategic Advertiser accounts where the Company will direct any and all sales strategies, negotiations, activities, and all communications directly or indirectly related to the placement of Advertising on the Web Site by these Strategic Advertiser accounts; and having Company serve as the lead with these Strategic Advertiser accounts and determining when and how a DoubleClick advertising sales representatives will be involved with these Strategic Advertiser accounts. DoubleClick will receive the full commission rate agreed to in this Agreement for those Strategic Advertiser accounts and related sales activities and will provide delivery of the Advertising of said Strategic Advertisers to the Web Site. In addition to the information provided to Company pursuant to Section V.E. and in furtherance of helping Company establish these Strategic Advertiser accounts, DoubleClick will make available to Company, no less frequently than or a monthly basis, (i) a list of those Advertisers who are currently having their Advertising targeted exclusively to the Web Site (i.e. Advertisers whose Advertising buy requires that their Advertising be delivered solely to the Web Site) and (ii) a list of prospective Advertisers in whose advertising campaigns the Web Site may play a significant role. The list of these prospective Advertisers will include contact name, address, phone number, "call reports" and any other information reasonably requested by Company and which DoubleClick can reasonably provide.

     B. Subject to Section A above, during the Term (as defined below), the Company shall not sell, place, or permit the placement or delivery of, any Advertising on the Web Site except through DoubleClick or DoubleClick's authorized representatives, licenses and assigns which shall be the Company's sole and
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          exclusive representative for the sale, placement and delivery of all
          Advertising on the Web Site; provided, however, that, Company shall have the right to utilize for its own purposes, in its sole discretion, those Spots which are not filled with Paid Advertising ("Unpaid Spots"). Any Advertising which Company desires be delivered to the Unpaid Spots shall either be (i) delivered to the Unpaid Spots by DoubleClick from DoubleClick's server, (ii) redirected by DoubleClick to the Unpaid Spots from Company's server or (iii) delivered by Company to the Unpaid Spots from Company's own server, as determined by Company. Company agrees that it shall not directly sell any Advertising which Company directs DoubleClick to deliver or redirect to such Unpaid Spots or which Company delivers to the Unpaid Spots directly from Company's server; it being understood and agreed that the delivery of Advertising on account of a barter, e-commerce or similar relationship shall not be deemed the sale of Advertising for purposes of the preceding sentence. Any Unpaid Spots not utilized by Company may be utilized by DoubleClick as provided for in the definition of "Service" in the Standard Terms and Conditions. For any Advertising which Company directs DoubleClick to deliver to the Unpaid Spots from DoubleClick's server, DoubleClick shall receive the compensation set forth in Section III.E. hereof. For any Advertising which Company directs DoubleClick to redirect to the Unpaid Spots from Company's server, DoubleClick shall receive the compensation set forth in Section III.F. hereof. For any Advertising which Company delivers directly to the Unpaid Spots from Company's server, DoubleClick shall be entitled to no additional compensation. It is understood and agreed that with respect to Advertising which DoubleClick redirects to the Unpaid Spots or which Company delivers directly to the Unpaid Spots, DoubleClick shall not be able to provide Company with the information contained in the reports referred to in Section V.E. and Exhibit B.

II.  TERM
     ----

          The term (the "Term") of this Agreement shall commence on September 22, 1997 and shall continue until such time that it is terminated by either party on not less than forty-five (45) days prior written notice to the other party.

III. COMPENSATION/PAYMENT
     --------------------

     A. In full consideration of the Company providing the use of the Spot and performing all its other obligations under this Agreement, DoubleClick shall pay Company, and Company agrees to accept, seventy percent (70%) percent of the Net Revenues generated on Advertising which is delivered through the Service to Pages.

     B. DoubleClick shall pay Company within five (5) days of DoubleClick's Day's Sales Outstanding (as defined herein) following the end of the month in which Advertisers' Advertising is delivered to Pages.

     C. Company shall be solely responsible for any costs or expenses it incurs in connection with the Service or performance of its obligations under this Agreement including, without limitation, expenses associated with any HTML programming and linking Pages to the Service.

     D. Notwithstanding anything to the contrary contained herein, in the event Company terminates this Agreement in accordance with Section II above and DoubleClick, prior to said termination, has entered

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          into agreements with Advertisers ("Advertiser Contracts") for the delivery of Advertising to the Pages, the duration of which Advertiser Contracts extend beyond the date on which this Agreement has been terminated by Company, DoubleClick shall be entitled to twenty percent (20%) of the revenues derived from the continued delivery of the Advertising programs by Company or any party other than DoubleClick until those specific Advertiser Contracts expire.

     E. With respect to Advertising delivered by DoubleClick from DoubleClick's server to the Unpaid Spots at Company's direction pursuant to Section I.B. above, Company shall pay DoubleClick a monthly delivery fee (the "Monthly Delivery Fee") computed as follows:


          TOTAL ADVERTISING DELIVERED           COST PER THOUSAND ADVERTISING
                 PER MONTH                             IMPRESSIONS (CPM)
                 ---------                             -----------------
          First 1,000,000                                  $1.90
          From 1,000,001 to 5,000,000                      $1.70
          From 5,000,001 to 10,000,000                     $1.50
          From 10,000,001 to 20,000,000                    $1.20
          From 20,000,001 to 30,000,000                    $0.70
          From 30,000,001 to 40,000,000                    $0.45
          From 40,000,001 to 50,000,000                    $0.35
          From 50,000,001 and up                           $0.30

     F. With respect to Advertising which is redirected by DoubleClick from Company's server to the Unpaid Spots at Company's direction pursuant to Section I.B. above, Company shall pay DoubleClick a monthly fee (the "Monthly Redirection Fee") equal to $0.20/CPM for all Advertising so redirected to the Unpaid Spots for the given month.

     G. Company agrees to pay the Monthly Delivery Fee and the Monthly Redirection Fee for each month to DoubleClick within thirty (30) days of Company's receipt of an invoice from DoubleClick therefor.

IV.  COMPANY OBLIGATIONS AND RIGHTS
     ------------------------------

     A. Company agrees to effect all necessary HTML programming with respect to the Web Site and Pages in accordance with the HTML modifications (the "HTML Modifications") reasonably designated by DoubleClick so as to enable DoubleClick to perform its obligations under this Agreement.

     B. Spots must be within the first screen of a Page and otherwise conform to the HTML Modifications unless otherwise agreed upon by Company and DoubleClick.

     C. Promptly after the execution of this Agreement, Company agrees to place a link on the Web Site's media kit home page to DoubleClick's web site for potential advertisers to learn how they can place Advertising on the Web Site.

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     D.   Company will maintain its Pages and Web Site at a quality standard that is no less than the standard that exists as of the date of this Agreement and in a manner in keeping with the quality of other web sites in the Service.

     E. Company agrees that DoubleClick has no responsibility to review the contents of Pages or the Web Site.

     F. Company shall have the right to ban and/or remove Advertising from the Web Site by accusing the Manage Site Application (located at www.doubleclick.net).

V.   DOUBLECLICK OBLIGATIONS AND RIGHTS
     ----------------------------------

     A. DoubleClick shall have the right to refuse to include in the Service, and to remove from the Service without prior notice, any Pages (including its contents) that DoubleClick determines do not meet the standards of the Service or which do not comply with the HTML Modifications, as DoubleClick deems reasonable and necessary in its sole good faith discretion, or in the event of any material change in the nature of the Web Site or the Page from that set forth in Company's application.

     B. DoubleClick shall determine in its sole discretion, which Advertisers shall have access to the Service; it being understood that Company shall have the right to ban and/or remove Advertising from the Web Site pursuant to Section IV.F.

     C. Company acknowledges and agrees that promotion of the Service is critical to enhance usage by Advertisers and in connection therewith Company agrees that (i) DoubleClick shall have the right to use Company's name and Pages in advertising and promoting the Service in any media now or hereafter known and (ii) Company shall, upon DoubleClick's reasonable request, supply DoubleClick with a reasonable amount of Company's promotional materials so as to facilitate DoubleClick's sales efforts to prospective Advertisers. Company may, in its reasonable discretion, prevent or require that DoubleClick immediately cease any such promotion. Notwithstanding the foregoing sentence, if DoubleClick seeks Company's approval for the use of Company's name and Pages in printed materials which advertise and promote the Service and Company approves such use, then, notwithstanding the fact that Company subsequently revokes its approval, DoubleClick shall be entitled to continue to distribute and disseminate all such materials which have already been printed as of the time Company revokes its approval until such time as DoubleClick's supply of such materials is exhausted.

     D. DoubleClick shall have the right to use for DoubleClick's own use or for use in connection with potential Advertisers on the Service, information concerning Pages, Impressions and users accessing Pages obtained through the Service, provided DoubleClick does not reproduce any Pages without Company's prior consent and DoubleClick shall not disclose to any third party any such current information specifically pertaining to such users.

     E. DoubleClick will make daily Advertising reports containing the information specified in Exhibit B available to Company through DoubleClick's web site (www.doubleclick.net) in addition to site reports listing the number of Impressions and click-over rates by Page. Subject to any applicable laws, DoubleClick will provide any individual or cookie level data on users accessing the Web Site that is

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          reasonably technically feasible to provide to Company. DoubleClick shall also provide any additional information reasonably requested by Company and which can reasonably be provided by DoubleClick.

     F. It is understood and agreed that DoubleClick, in conjunction with Company, shall determine the rate card charged to Advertisers for delivery of Advertising which is targeted exclusively for the Web Site (the "Web Site Rate Card"). Revisions to the Web Site Rate Card can be made on a quarterly basis upon the mutual agreement of DoubleClick and Company. DoubleClick can offer discounts of up to 25% off of said Web Site Rate Card. Discounts in excess of 25% must be approved by Company in its sole discretion, which decision Company shall provide within twenty-four (24) hours. If Company does not provide DoubleClick with approval or disapproval within said twenty-four (24) hour period, such discount shall be deemed approved. It is further understood and agreed that DoubleClick shall have the right, in its reasonable discretion, to provide Advertisers with bonus Impressions free of charge; provided, however, that bonus Impressions on the Web Site shall not exceed twenty-five (25%) of the Impressions on the Web Site from Paid Advertising.

DOUBLECLICK INC.                             COMPANY
By: /s/ Signature Illegible                  By: /s/ Signature Illegible
                                             (Signature)  (Signature)
KEVIN RYAN                                   BRIAN J. COWLEY
----------                                   ---------------

                                             (Printed/Typed Name)
                                             (Printed/Typed Name)
President                                    SUP, SALES S. DISTRIBUTION
---------                                    --------------------------
(Official Title)                             (Official Title)
Dated: 9/24/97
       -------

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                                   EXHIBIT A
                                   ---------

                         STANDARD TERMS AND CONDITIONS
                         -----------------------------

     1.   No Assignment. Neither party to this Agreement shall sell, transfer or
          -------------
assign this Agreement or the rights or obligations hereunder, other than to a parent or wholly-owned subsidiary, without the prior written consent of the other party. Notwithstanding the foregoing, either party shall have the right to transfer or assign this Agreement to a third party successor-in-interest, which for the purposes of this Section shall mean any third party which acquires all or substantially all of the assets of either party, or more than 75% of the outstanding stock of such party, whether by sale, consolidation, merger or otherwise. Any act in derogation of the foregoing shall be null and void.

     2.   Proprietary Rights. Company understands and agrees that Company shall
          ------------------
not have, nor will it claim, any right, title or interest in and to any Advertising (other than its own Advertising), the Service or any elements thereof (including without limitation, the grant of a license in or to the Service or any software, source codes, modifications, updates and enhancements thereof or any other aspect of the Service), the name "DoubleClick" or any derivatives thereof, or any other trademarks and logos which are owned or controlled by DoubleClick and made available to Company through the Service or otherwise.

     3.   Representation and Indemnity. Company warrants and represents at all
          ----------------------------
times that Company (i) owns controls, manages or represents the Web Site, (ii) has the right and full power and authority to enter into this Agreement, to grant the rights herein granted and fully to perform its obligations hereunder,
(iii) owns and/or has the right to use all materials contained on the Web Site or Pages, including, without limitation, all copyrights, trademarks and other proprietary rights in and to such materials, and (iv) has secured the requisite permission to use any person's name, voice, likeness and performance as embodied in such materials or any other element contained in said material. In furtherance of the foregoing, Company agrees to indemnify and hold DoubleClick and the Advertisers harmless from and against any and all claims, actions, losses, damages, liability, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the breach of any representation, warranty or agreement made by Company hereunder, (ii) the Web Site or Pages, including, without limitation, claims for infringement of copyright or other intellectual property rights and violation of rights of privacy or publicity,
(iii) any and all claims, actions, lawsuits and proceedings brought by Third Party Web Site Owners against DoubleClick ("Third Party Web Site Owner Claims") arising out of, related to or in connection with the Service or this Agreement, including without limitation, any action taken by or services performed by DoubleClick under his Agreement, and/or (iii) any and all losses, damages, liabilities, costs and expenses (including attorneys' fees) arising out of related to, or in connection with any Third Party Web Site Owner Claims. DoubleClick shall promptly notify Company of all claims and proceedings related thereto of which DoubleClick becomes aware. DoubleClick warrants and represents at all times that DoubleClick owns the Service and that such Service will not infringe upon or conflict with the copyright or other intellectual property right held by any third party. In furtherance of the foregoing, DoubleClick shall indemnify, defend and hold Company harmless from and against any and all claims, actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from or arising out of or in connection with any breach of the foregoing representations and warranties, including, without limitation, claims for infringement of copyright or other intellectual property rights. Company shall promptly notify DoubleClick of all claims and proceedings related thereto of which Company becomes aware.

     4.   No Warranties/Liabilities. EXCEPT AS EXPRESSLY PROVIDED ABOVE, NEITHER
          -------------------------
PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF THE SERVICE OR THE WEB SITE FOR A PARTICULAR PURPOSE INCLUDING, WITHOUT LIMITATION, THE TYPE OF ADVERTISING OR AMOUNT OF ADVERTISING WHICH WILL BE DELIVERED TO PAGES THROUGH THE SERVICE. DOUBLECLICK SHALL NOT BE LIABLE FOR ANY ADVERTISERS WHOSE ADVERTISING APPEARS ON THE SERVICE, NOR THE CONTENTS OF ANY ADVERTISING, NOR SHALL DOUBLECLICK BE LIABLE FOR ANY LOSS, COST, DAMAGE OR EXPENSE (INCLUDING COUNSEL FEES) INCURRED BY COMPANY IN CONNECTION WITH COMPANY'S PARTICIPATION IN THE SERVICE. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY TECHNICAL MALFUNCTION, COMPUTER ERROR OR LOSS OF DATA OR OTHER INJURY, DAMAGE OR DISTRIBUTION TO COMPANY'S PAGES OR WEB SITE OR THE SERVICE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT.

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     5.   Confidentiality. Any information relating to or disclosed in the
          ---------------
course of this Agreement by either party (the "Disclosing Party") to the other party (the "Receiving Party"), which is or should be reasonably understood to be confidential or proprietary to the Disclosing Party, including but not limited to, the material terms of this Agreement, information about the Service and technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data shall be deemed "Confidential Information" and shall not be used, disclosed or reproduced by the Receiving Party without the Disclosing Party's prior written consent. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the Receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) required to be disclosed by law.

     6.   Breach. Either party shall have the right to immediately terminate
          ------
this Agreement in the event the other party commits a material breach of this Agreement and such breach is not cured by the breaching party within thirty (30) days of its receipt of notice of such breach from the non breaching party.

     7.   Miscellaneous. Notwithstanding any provision hereof, for the purpose
          -------------
of this Agreement each party shall be and act as an independent contractor and not as an employee, partner, joint venturer, or agent of the other and shall not bind not attempt to bind the other to any contract.

This Agreement, including the Standard Terms and Conditions, represents the entire understanding between DoubleClick and Company regarding DoubleClick's services and supersedes all prior agreements. No waiver, modification or addition to this Agreement shall be valid unless in writing and signed by the parties to this Agreement. Notwithstanding the foregoing, DoubleClick shall have the right to modify or make additions to the placement algorithm governing. Advertising delivery and the HTML Modifications, from time to time upon reasonable prior notice to Company.

If any provision of this Agreement shall be adjudicated by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and the other provisions shall be unaffected.

     8.   Applicable Law. This Agreement shall be governed by and construed in
          --------------
accordance with the substantive laws of the State of New York and Company agrees that jurisdiction and venue of all matters relating to this Agreement shall be vested exclusively in the federal, state or local courts within the State of New York.

     9.   Definitions. "Advertiser" is defined as a company, entity or
          -----------
individual which provides Advertising to DoubleClick for distribution through the Service. "Advertising" (or its correlative term "Advertisement") is defined as third party materials including "banners", "pop-up windows", "buttons", "roadblocks", "tickers", "intermercials", "incentives" and any other forms of advertisements and their contents. "Day's Sales Outstanding" shall be the average number of days it takes DoubleClick to collect its Net Accounts Receivable (as defined herein) from Advertisers and which shall be calculated as follows: DoubleClick's account's receivable balance from the immediately preceding semi-annual accounting period (calculated on a calendar year basis) after adjustment for any reserve for doubtful accounts and deferred or unbilled revenue ("Net Accounts Receivable") shall be divided by the average daily revenue recognized by DoubleClick for the last two months of such semi-annual accounting period. DoubleClick's Day's Sales Outstanding shall be calculated following the end of each semi-annual accounting period and shall be used in determining the date of payment for amounts due to Company for Advertising which is delivered to Pages in each of the months comprising the ensuring semi-annual accounting period. "Net Revenues" is defined as the gross billings earned from Advertisers by DoubleClick less (i) rate card and volume discounts and agency commissions, and (ii) a bad debt allowance of 1% of said gross billings. "Impression" is defined as occurring each time Advertising appears on a Page resulting from a user accessing or visiting such Page. "Page" is defined as a page of the Web Site designated by Company to be linked to the Service and is accepted and approved by DoubleClick. "Paid Advertising" is defined as any Advertising which is paid for by an Advertiser. "Service" is defined as the DoubleClick service that delivers Advertising to any Page(s) of the Web Site in the following order and manner: For users which match the criteria selected by an Advertiser from information currently available to DoubleClick concerning users. Paid Advertising from such Advertiser will appear. If no match occurs or Paid Advertising is unavailable. Advertising for another web site linked to the Service will appear (and Company shall receive "barter" Advertising entitling it to one free delivery of its Advertising to a web site linked to the Service.) In addition, Advertising promoting the Service and Advertising promoting charitable causes and non-profit organizations (i.e. public service announcements) may appear on Pages. "Spot" is defined as the specific place on a Page where Advertising may appear through the Service. "Web Site" is defined as (i)

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the Company's web site referred to above and (ii) pages of those web sites which are owned by third parties ("Third Party Web Site Owners"), but for which Company has the right to deliver Advertising.

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                                   EXHIBIT B
                                   ---------

                         Advertising Report Information
                         ------------------------------

Daily Advertiser report information shall include:

     (1)  Advertiser name
     (2)  Number of Impressions contracted
     (3)  Area/Category of the Web Site targeted
     (4)  CPM rates
     (5)  Term of Advertising contract and dates contracted
     (6)  Impressions delivered against number of Impressions contracted
     (7)  Click rates for each Advertisement of (i) Strategic Advertisers and
          (ii) Advertisers whose Advertising is targeted exclusively for the Web Site. With respect to the foregoing Advertisers who specifically target "Affinity Areas" within the Web Site, DoubleClick will provide click rates for each applicable Advertisement by Affinity Area. (It is understood and agreed that DoubleClick shall not be required to make any click rates referred to in this item (7) available until such time as the applicable Advertiser has granted DoubleClick permission to make the click rate information available to Company; Company shall be the party responsible for obtaining any permissions of the Strategic Advertisers and DoubleClick shall be the party responsible for obtaining any permissions of Advertisers whose Advertising is targeted exclusively for the Web Site and who are not Strategic Advertiser).

     (8) Forecast of Impressions available for sale to Advertisers and available Impression (based on forecast) for sale to Advertisers.

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